Exhibit 24
                             POWER OF ATTORNEY
                       For Registration Statement of
                      Consolidated Natural Gas Company
                      ________________________________


            KNOW ALL MEN BY THESE PRESENTS, That each of the undersigned directors and officers of CONSOLIDATED NATURAL GAS COMPANY, a Delaware corporation (the "Company"), which proposes to file with the Securities and Exchange Commission, Washington, DC, ("SEC") under the provisions of the Securities Act of 1933, as amended (the "Act"), a new S-3 Registration Statement and one or more post-effective amendments ("Registration Documents"), to register under said Act an additional 2,000,000 shares of the Common Stock of the Company to be issued in connection with the Company's Dividend Reinvestment Plan, hereby constitutes and appoints G. A. Davidson, Jr., L.D. Johnson, and D.M. Westfall, his or her true and lawful attorneys-in-fact and agents, and each of them with full power to act without the other his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement and to file the same with all exhibits thereto and any and all other documents in connection therewith, with the SEC, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

            IN WITNESS WHEREOF, the undersigned have hereunto set their hand and seals this 2nd day of November, 1995.

W.S. Barrack, Jr., Director               S.R. McGreevy, Vice President,
                                          Accounting and Financial Control

J.W. Connolly, Director                   M.A. McKenna, Director

G.A. Davidson, Jr., Chairman              S.A. Minter, Director
of the Board, Chief Executive
Officer and Director

R.J. Groves, Director                     W.R. Peirson, Director

L.D. Johnson, Vice Chairman               R.P. Simmons, Director
and Chief Financial Officer
and Director

P.E. Lego, Director                       L. Wyse, Director